Exhibit 99.1

Supplemental Financial and Operating Information
Quarter Ended March 31, 2018
www.preit.com
NYSE: PEI
NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust
Supplemental Financial and Operating Information
March 31, 2018

Table of Contents
Introduction
Definitions	1
Company Information	2
Trading Information and Common Distributions per common share	3
Market Capitalization	4
Operating Results
Statement of Operations - Quarters Ended March 31, 2018 and March 31, 2017	5
Computation of Earnings Per Share	6
Net Operating Income and EBITDAre - Quarters Ended March 31, 2018 and March 31, 2017	7
Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Quarters Ended March 31, 2018 and March 31, 2017	8
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Quarters Ended March 31, 2018 and March 31, 2017	9
Funds From Operations and Funds Available For Distribution - Quarters Ended March 31, 2018 and March 31, 2017	10
Operating Statistics
Leasing Activity Summary - Quarter Ended March 31, 2018	11
Summarized Sales and Rent Per Square Foot and Occupancy Percentages	13
Mall Occupancy Percentage and Sales Per Square Foot	14
Top Twenty Tenants	15
Lease Expirations	16
Property Information	17
Vacant Anchor Summary	21
Balance Sheet
Condensed Balance Sheet - Consolidated Properties	22
Condensed Balance Sheet - Unconsolidated Properties	23
Investment in Real Estate - Consolidated Properties	24
Investment in Real Estate - Equity Method Investments	25
Property Redevelopment Table	26
Capital Expenditures	27
Debt Analysis	28
Debt Schedule	29
Selected Debt Ratios	30
Forward Looking Statements	31

Pennsylvania Real Estate Investment Trust
Definitions
Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as provision for employee separation expense and loss on hedge ineffectiveness, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance. We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and loss on hedge ineffectiveness.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, interest expense, depreciation and amortization, adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, losses on sales of interest in real estate, impairment of assets, project costs and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of or under redevelopment during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)
FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles. The 2017 FAD amounts on page 10 have been revised to conform with the 2018 presentation.
We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.

Pennsylvania Real Estate Investment Trust
Company Information
Background
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. We currently own interests in 29 retail properties, 25 of which are operating properties and four are development or redevelopment properties. The 25 operating retail properties have a total of 20.0 million square feet and include 21 shopping malls and four other retail properties.
If you would like to participate in our quarterly conference call or would like additional information about PREIT, please contact:
Heather Crowell, Senior Vice President of Strategy and Communications
200 South Broad Street
Philadelphia, PA 19102

Telephone: (215) 875-0735
Fax: (215) 546-2504
Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number

Barclays Capital	Ross Smotrich	(212) 526-2306
	Linda Tsai	(212) 526-9937

Boenning & Scattergood, Inc.	Floris Van Dijkum	(212) 209-3916

Citi Investment Research	Michael Bilerman	(212) 816-1383
	Christy McElroy	(212) 816-6981

Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736

Green Street Advisors	Daniel J. Busch	(949) 640-8780

JP Morgan	Michael W. Mueller	(212) 622-6689

Mitsubishi UFJ Securities (USA)	Karin A. Ford	(212) 405-7249

Stifel Nicolaus	Jennifer Hummert	(443) 224-1288
	Simon Yarmack	(443) 224-1345

SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

NOTE: Press release announcements are available on the Company's website at www.preit.com.

Pennsylvania Real Estate Investment Trust
Trading Information and Distributions per Common Share
(in thousands, except per share amounts)

	Quarter Ended March 31,	Year Ended December 31,
TRADING INFORMATION	2018	2017

Common Shares
High Price per share	$12.47	$19.92
Low Price per share	$9.38	$9.32
Closing Share Price (at the end of period)	$9.65	$11.89

Series B Preferred Shares
High Price per share	$25.21	$25.83
Low Price per share	$20.32	$24.83
Closing Share Price (at the end of period)	$21.25	$25.18

Series C Preferred Shares
High Price per share	$25.80	$25.17
Low Price per share	$19.51	$24.27
Closing Share Price (at the end of period)	$20.74	$25.90

Series D Preferred Shares
High Price per share	$25.08	$24.82
Low Price per share	$19.20	$24.50
Closing Share Price (at the end of period)	$20.00	$25.11

DISTRIBUTIONS PER COMMON SHARE
Ordinary Dividends	(1)	$—
Non-Dividend Distributions	(1)	0.84
Distributions per common share	$0.21	$0.84
Annualized Dividend Yield (2)	8.7%	7.1%

(1)Tax status of 2018 dividend payments will be available in January 2019.
(2)Based on closing share price at the end of the period.

Pennsylvania Real Estate Investment Trust
Market Capitalization and Capital Resources
(in thousands, except per share amounts)

	Quarter Ended March 31,	Year Ended December 31,
	2018	2017
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	70,353	69,984
OP Units Outstanding	8,273	8,272
Total Common Shares and OP Units Outstanding	78,626	78,256
Equity Market Capitalization—Common Shares and OP Units	$758,740	$930,466
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$1,142,490	$1,314,216

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,426,157	$1,295,112
Unsecured Debt Balance (2) (3)	550,000	603,000
Debt Capitalization	1,976,157	1,898,112
TOTAL MARKET CAPITALIZATION	$3,118,647	$3,212,328

Equity Capitalization/Total Market Capitalization	36.6%	40.9%
Debt Capitalization/Total Market Capitalization	63.4%	59.1%
Unsecured Debt Balance/Total Debt	27.8%	31.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$101,398	$27,534
Revolving Facility	400,000	400,000
Amount Outstanding	—	(53,000)
Letters of Credit	(15,786)	(15,786)
Available Revolving Facility (4)	384,214	331,214
Term Loans	675,000	550,000
Amount Borrowed	(675,000)	(550,000)
Available Term Loans	—	—
TOTAL	$485,612	$358,748
Shelf Registration	$1,000,000	$1,000,000
(1) Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $125,000 of secured debt from our share of the FDP Term Loan.
(2)The unsecured debt balance includes a Revolving Facility balance of $0 as of March 31, 2018 and $53,000 as of December 31, 2017.
(3)The unsecured debt balance includes consolidated and unconsolidated Term Loan balances of $675,000 as of March 31, 2018 and $550,000 as of December 31, 2017.
(4)The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Following recent property sales, the NOI from the Company’s remaining unencumbered properties is at a level such that the maximum unsecured amount that the Company may currently borrow within the Unencumbered Debt Yield covenant, under the $400.0 million 2013 Revolving Facility, is $189.7 million.

Pennsylvania Real Estate Investment Trust
Statement of Operations - Quarters ended March 31, 2018 and 2017
(in thousands)

	Quarter Ended March 31,
	2018	2017
REVENUE:
Base rent	$55,976	$57,435
Expense reimbursements	27,130	28,097
Percentage rent	95	304
Lease termination revenue	31	481
Other real estate revenue	2,161	2,107
Total real estate revenue	85,393	88,424
Other income	889	840
Total revenue	86,282	89,264
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(29,396)	(29,952)
Utilities	(3,909)	(3,823)
Other property operating expenses	(3,400)	(3,205)
Total property operating expenses	(36,705)	(36,980)
Depreciation and amortization	(34,030)	(31,758)
General and administrative expenses	(10,132)	(9,041)
Project costs and other expenses	(112)	(312)
Total operating expenses	(80,979)	(78,091)
Interest expense, net (1)	(14,901)	(15,338)
Total expenses	(95,880)	(93,429)
Loss before equity in income of partnerships, gain on sale of real estate by equity method investee, adjustment to gains on sales of interests in non operating real estate and losses on sales of interests in real estate, net	(9,598)	(4,165)
Equity in income of partnerships	3,138	3,736
Gain on sale of real estate by equity method investee	2,773	—
Adjustment to gains on sales of interests in non operating real estate	(25)	—
Losses on sales of interests in real estate, net	—	(57)
Net loss	(3,712)	(486)
Less: net loss attributable to noncontrolling interest	394	52
Net loss attributable to PREIT	(3,318)	(434)
Less: preferred share dividends	(6,844)	(6,205)
Net loss attributable to PREIT common shareholders	$(10,162)	$(6,639)

(1)	Net of capitalized interest expense of $1,625 and $1,431 for the quarters ended March 31, 2018 and 2017, respectively.

Pennsylvania Real Estate Investment Trust
Computation of Earnings Per Share
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2018	2017
Net loss	$(3,712)	$(486)
Noncontrolling interest	394	52
Preferred share dividends	(6,844)	(6,205)
Dividends on unvested restricted shares	(138)	(97)
Net loss used to calculate loss per share—basic and diluted	$(10,300)	$(6,736)

Basic and diluted loss per share:	$(0.15)	$(0.10)

Weighted average shares outstanding - basic	69,601	69,218
Weighted average effect of common share equivalents (1)	—	—
Total weighted average shares outstanding - diluted	69,601	69,218

(1)
The Company had net losses used to calculate earnings per share for all periods presented. Therefore, the effect of common share equivalents of 210 and 109 for the three months ended March 31, 2018 and 2017, respectively, are excluded from the calculation of diluted loss per share because they would be antidilutive.

Pennsylvania Real Estate Investment Trust
Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate
(Non-GAAP Measures)
Quarters Ended March 31, 2018 and 2017
(in thousands)

Net Operating Income ("NOI") Reconciliation(1)

	Quarter Ended March 31,
	Same Store		Change		Non Same Store		Total
	2018	2017	$	%	2018	2017	2018	2017
NOI from consolidated properties	$48,700	$49,855	$(1,155)	(2.3)%	$(12)	$1,589	$48,688	$51,444
NOI attributable to equity method investments, at ownership share	7,575	7,562	13	0.2%	463	1,289	8,038	8,851
Total NOI	56,275	57,417	(1,142)	(2.0)%	451	2,878	56,726	60,295
Less: lease termination revenue	261	520	(259)		22	35	283	555
Total NOI excluding lease termination revenue	$56,014	$56,897	$(883)	(1.6)%	$429	$2,843	$56,443	$59,740

(1)NOI is a non-GAAP measure. See definition of NOI on page 1.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	2018	2017
Net loss	$(3,712)	$(486)
Depreciation and amortization:
Consolidated	34,030	31,758
Unconsolidated properties at ownership share	2,241	2,566
Interest Expense:
Consolidated	14,901	15,338
Unconsolidated properties at ownership share	2,670	2,549
Loss on sale of real estate by equity method investee	(2,773)	—
Loss on sale of interests in real estate, net	—	57
EBITDAre	$47,357	$51,782

(1) EBITDAre is a non-GAAP measure. See definition on page 1.

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)
Quarters Ended March 31, 2018 and 2017
(in thousands)

	2018	2017
Net loss	$(3,712)	$(486)
Other income	(889)	(840)
Depreciation and amortization	34,030	31,758
General and administrative expenses	10,132	9,041
Project costs and other expenses	112	312
Interest expense, net	14,901	15,338
Equity in income of partnerships	(3,138)	(3,736)
Gain on sale of real estate by equity method investee	(2,773)	—
Adjustment to gains on sales of interests in non operating real estate	25	—
Losses on sales of interests in real estate, net	—	57
NOI from consolidated properties(1)	$48,688	$51,444
(1)NOI is a non-GAAP measure. See definition of NOI on page 1.

	Same Store		Non Same Store		Total
	2018	2017	2018	2017	2018	2017
Real estate revenue
Base rent	$55,695	$54,679	$281	$2,756	$55,976	$57,435
Expense reimbursements	27,127	27,313	3	784	27,130	28,097
Percentage rent	95	296	—	8	95	304
Lease termination revenue	10	446	21	35	31	481
Other real estate revenue	2,160	1,873	1	234	2,161	2,107
Total real estate revenue	85,087	84,607	306	3,817	85,393	88,424
Property operating expenses
CAM and real estate taxes	(29,090)	(28,131)	(306)	(1,821)	(29,396)	(29,952)
Utilities	(3,909)	(3,713)	—	(110)	(3,909)	(3,823)
Other property operating expenses	(3,388)	(2,908)	(12)	(297)	(3,400)	(3,205)
Total property operating expenses	(36,387)	(34,752)	(318)	(2,228)	(36,705)	(36,980)
NOI from consolidated properties(1)	48,700	49,855	(12)	1,589	48,688	51,444
Less: Lease termination revenue	10	446	21	35	31	481
NOI from consolidated properties excluding lease termination revenue(1)	$48,690	$49,409	$(33)	$1,554	$48,657	$50,963
(1)NOI is a non-GAAP measure. See definition of NOI on page 1.

Pennsylvania Real Estate Investment Trust
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)
Quarters Ended March 31, 2018 and 2017
(in thousands)

	2018	2017
Equity in income of partnerships	$3,138	$3,736
Other income	(12)	—
Depreciation and amortization	2,241	2,566
Interest expense and other expenses, net	2,671	2,549
NOI from equity method investments at ownership share(1)	$8,038	$8,851
(1)NOI is a non-GAAP measure. See definition of NOI on page 1.

	Same Store		Non Same Store		Total
	2018	2017	2018	2017	2018	2017
Real estate revenue
Base rent	$7,000	$6,899	$775	$1,600	$7,775	$8,499
Expense reimbursements	3,102	3,234	155	602	3,257	3,836
Percentage rent	80	37	—	—	80	37
Lease termination revenue	251	74	1	—	252	74
Other real estate revenue	228	229	175	161	403	390
Total real estate revenue	10,661	10,473	1,106	2,363	11,767	12,836
Property operating expenses
CAM and real estate taxes	(2,201)	(2,285)	(464)	(873)	(2,665)	(3,158)
Utilities	(221)	(214)	(95)	(143)	(316)	(357)
Other property operating expenses	(664)	(412)	(84)	(58)	(748)	(470)
Total property operating expenses	(3,086)	(2,911)	(643)	(1,074)	(3,729)	(3,985)
NOI from equity method investments at ownership share(1)	7,575	7,562	463	1,289	8,038	8,851
Less: Lease termination revenue	251	74	1	—	252	74
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,324	$7,488	$462	$1,289	$7,786	$8,777
(1)NOI is a non-GAAP measure. See definition of NOI on page 1.

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)
(in thousands, except per share amounts)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2018	2017
Net income (loss)	$(3,712)	$(486)
Depreciation and amortization on real estate
Consolidated properties	33,663	31,433
PREIT's share of equity method investments	2,241	2,566
Gain on sale of real estate by equity method investee	(2,773)	—
Loss (Gains on sales of interests in real estate), net	—	57
Dividends on preferred shares	(6,844)	(6,205)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$22,575	$27,365
Funds available for distribution(1)
Funds from operations, attributable to common shareholders and OP Unit holders(1)	$22,575	$27,365
Adjustments:
Straight line rent	$(1,019)	$(793)
Recurring capital expenditures	(2,190)	(3,145)
Tenant allowances	(1,667)	(5,148)
Amortization of non-cash deferred compensation	1,924	1,497
Capitalized leasing costs	(2,172)	(1,667)
Amortization of above- and below-market lease intangibles	(966)	(103)
Funds available for distribution to common shareholders and OP Unit holders(1)	$16,485	$18,006
Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.29	$0.35
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.21	$0.23
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders	55.3%	46.1%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders	86.2%	76.4%
Weighted average number of shares outstanding	69,601	69,218
Weighted average effect of full conversion of OP Units	8,274	8,313
Effect of common share equivalents	209	109
Total weighted average shares outstanding, including OP Units	78,084	77,640

(1) Non-GAAP measures. See definitions on page 1.
(2) Twelve months ended March 31, 2018 and March 31, 2017, respectively.

Pennsylvania Real Estate Investment Trust
Leasing Activity Summary - Quarter Ended March 31, 2018

							Initial Gross Rent Spread (1)		Avg Rent Spread (2)	Annualized Tenant Improvements psf (3)
		Number	GLA	Term	Initial Rent psf	Prev Rent psf	$	%	%
Non Anchor
New Leases
Under 10k sf	Consolidated	18	51,205	7.5	$40.59					$8.33
	Unconsolidated	8	29,429	7.4	39.65					20.94
Under 10k sf		26	80,634	7.4	40.24					$12.89

Over 10k sf	Consolidated	2	22,457	10.0	38.52					8.77
Total New Leases		28	103,091	8.0	$39.87					$11.76
Renewal Leases
Under 10k sf	Consolidated	25	54,457	3.2	$47.01	$46.36	$0.65	1.4%	4.4%	$—
	Unconsolidated	21	45,009	3.3	77.14	79.23	(2.09)	(2.6)%	2.0%	0.90
Under 10k sf		46	99,466	3.2	$60.64	$61.24	$(0.60)	(1.0)%	3.0%	$0.40

Over 10k sf	Consolidated	4	109,647	7.3	$23.82	$22.68	$1.14	5.0%	23.6%	$4.97
	Unconsolidated	1	11,306	1.0	14.15	25.72	(11.57)	(45.0)%	(45.0)%	—
Over 10k sf		5	120,953	6.7	$22.91	$22.96	$(0.05)	(0.2)%	15.7%	$4.90
Total Fixed Rent		51	220,419	5.1	$39.94	$40.23	$(0.29)	(0.7)%	7.1%	$3.65
Percentage in Lieu	Consolidated	14	52,198	1.4	$28.41	$36.53	$(8.12)	(22.2)%	N/A	—
Total Renewal Leases(4)		65	272,617	4.4	$37.73	$39.52	$(1.79)	(4.5)%	7.1%	$3.43
Total Non Anchor		93	375,708	5.5	$38.32
Anchor
New Leases		—	—	—	$—					$—
Renewal Leases	Consolidated	1	102,825	8.0	$4.73	$5.38	(0.65)	(12.1)%		$—
Total		1	102,825	8.0	$4.73

(footnotes appear on page 12)

(1)
Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)
Average renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4)
Includes 5 leases totaling 8,513 square feet with respect to tenants whose leases were restructured and extended following a bankruptcy filing. Excluding these leases, the initial gross rent spread was 2.0% for leases under 10,000 square feet and (3.2)% for all non-anchor leases. Excluding these leases, the average rent spreads were 6.3% for leases under 10,000 square feet and 9.6% for all non-anchor leases.

Pennsylvania Real Estate Investment Trust
Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	March 31, 2018								March 31, 2017
	% Rolling 12 Mo. NOI	Avg. Comp Sales	Avg. Gross Rent(1)(2)	Occ. Cost	Actual Occupancy		Leased Occupancy		% Rolling 12 Mo. NOI	Avg. Comp Sales	Avg. Gross Rent(1)(2)	Occ. Cost	Occupancy
					Total	Non-Anchor	Total	Non-Anchor					Total	Non-Anchor

Malls	94.5%	$485	$59.51	13.0%	93.3%	91.1%	94.9%	92.4%	88.9%	$472	$59.05	13.1%	92.8%	90.7%
Malls sold (3)	—%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.8%	$313	$37.48	12.8%	96.1%	90.7%
Malls Total	94.5%	$485	$59.51	13.0%	93.3%	91.1%	94.9%	92.4%	91.7%	$465	$58.10	13.1%	92.9%	90.8%
Other Retail Properties	5.4%	N/A	$25.39	—%	91.0%	90.2%	91.0%	90.2%	5.5%	N/A	$26.24	N/A	92.3%	91.6%
Total Retail Properties	99.9%	N/A	$50.84	N/A	93.1%	91.0%	94.5%	92.1%	97.2%	N/A	$50.33	N/A	92.9%	90.8%
Sold Properties (4)	—%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	—%	N/A	N/A	N/A	N/A	N/A
Other Properties (5)	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.8%	N/A	N/A	N/A	N/A	N/A
Total Portfolio	100.0%	$485	$50.84		93.1%	91.0%	94.5%	92.1%	100.0%	$465	$50.33		92.9%	90.8%

(1)
Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2)	Average gross rent for mall tenants greater than 10,000 sf was $21.78 per square foot as of March 31, 2018 and $22.03 per square foot as of March 31, 2017.

(3)	Malls sold includes Logan Valley Mall, which was the only mall sold by the Company after March 31, 2017.

(4)	Sold properties include two office condo units at 801 and 907 Market Street which are part of the Fashion District Philadelphia venture.

(5)	Operating metrics for Fashion District Philadelphia as of March 31, 2018 and 2017, respectively, are excluded because the property is under redevelopment.

Pennsylvania Real Estate Investment Trust
Mall Occupancy Percentage and Sales Per Square Foot

		March 31, 2018			March 31, 2017			Change
	% of 4 Qtr Trailing NOI	Avg Comp Sales (1)	Total Occ %	Non Anchor Occup. %	Avg Comp Sales (1)	Total Occ %	Non Anchor Occup. %	Avg Comp Sales (1)	Total Occ %		Non Anchor Occup. %
Top 5 Malls
Willow Grove Park		$701	94.1%	89.9%	$651	97.7%	95.3%	7.7%	(3.6)%		(5.4)%
Cherry Hill Mall		659	96.5%	95.8%	647	92.4%	90.8%	1.9%	4.1%		5.0%
Lehigh Valley Mall		571	94.4%	90.7%	565	95.1%	91.9%	1.1%	(0.7)%		(1.2)%
Springfield Town Center		540	92.1%	89.4%	525	90.9%	87.8%	2.9%	1.2%	—	1.6%
Woodland Mall		538	96.2%	96.2%	532	96.9%	94.8%	1.1%	(0.7)%		1.4%
	40.4%	$605	94.4%	92.4%	$588	94.4%	91.5%	2.9%	—%		0.9%

Malls 6 - 10
Jacksonville Mall		529	98.2%	96.5%	498	96.9%	93.9%	6.2%	1.3%		2.6%
Dartmouth Mall		521	96.5%	94.2%	480	90.6%	84.6%	8.5%	5.9%		9.6%
The Mall at Prince Georges		513	93.6%	86.7%	484	93.6%	86.5%	6.0%	—%		0.2%
Magnolia Mall		451	95.3%	91.7%	418	83.4%	95.9%	7.9%	11.9%		(4.2)%
Viewmont Mall		430	98.3%	96.5%	420	97.3%	95.1%	2.4%	1.0%		1.4%
	18.2%	$487	96.0%	92.4%	$460	92.0%	90.4%	5.9%	4.0%		2.0%

Malls 11 - 15
Springfield Mall		424	97.4%	97.4%	423	92.7%	92.7%	0.2%	4.7%		4.7%
Moorestown Mall		415	91.7%	81.8%	370	93.1%	84.8%	12.2%	(1.4)%		(3.0)%
Capital City Mall		407	93.4%	90.1%	405	78.4%	98.0%	0.5%	15.0%		(7.9)%
Valley Mall		405	79.5%	96.3%	407	98.8%	97.9%	(0.5)%	(19.3)%		(1.6)%
Patrick Henry Mall		403	96.8%	95.3%	424	95.0%	92.7%	(5.0)%	1.8%		2.6%
	17.2%	$411	90.2%	91.8%	$407	92.0%	93.3%	1.0%	(1.8)%		(1.5)%

Malls 16 - 21
Wyoming Valley Mall		380	97.3%	90.5%	375	93.3%	77.0%	1.3%	4.0%		13.5%
Valley View Mall		376	95.0%	91.4%	386	92.5%	89.9%	(2.6)%	2.5%		1.5%
Cumberland Mall		369	96.0%	93.5%	374	95.4%	92.5%	(1.3)%	0.6%		1.0%
Francis Scott Key Mall		369	93.6%	89.9%	360	96.1%	93.8%	2.5%	(2.5)%		(3.9)%
Plymouth Meeting Mall		356	90.8%	85.9%	329	93.1%	89.3%	8.2%	(2.3)%		(3.4)%
Exton Square Mall		316	83.6%	80.5%	329	83.8%	80.6%	(4.0)%	(0.2)%		(0.1)%
	18.7%	$359	92.3%	88.2%	$355	92.1%	88.0%	1.1%	0.2%		0.2%

All Malls	94.5%	$485	93.3%	91.1%	$472	92.8%	90.7%	2.8%	0.5%		0.4%

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months..

Pennsylvania Real Estate Investment Trust
Top Twenty Tenants
March 31, 2018

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline	43	8	51	4.2%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	38	6	44	3.9%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zale's Jewelers	58	9	67	2.9%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	9	2	11	2.7%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy	16	9	25	2.4%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	17	4	21	2.3%
Express, Inc	Express, Express Factory Outlet, Express Men	13	3	16	2.0%
J.C. Penney Company, Inc.	JC Penney	14	2	16	1.9%
Genesco, Inc.	Hat Shack, Hat World, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's, Underground by Journey's	47	8	55	1.8%
Macy's	Bloomingdale's, Macy's	15	2	17	1.6%
Forever 21, Inc.	Forever 21	8	1	9	1.6%
Ascena Retail Group, Inc.	Ann Taylor, Dress Barn, Justice, Lane Bryant, Loft, Maurices	26	5	31	1.5%
Advent CR Holdings, Inc.	Charlotte Russe	13	2	15	1.4%
Regal Entertainment Group	Regal Cinemas	4	—	4	1.4%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	28	6	34	1.4%
H&M Hennes & Mauritz L.P.	H&M	14	—	14	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	—	8	1.1%
Dave & Buster's, Inc.	Dave & Buster's	2	—	2	1.0%
The Children's Place Retail Stores, Inc.	The Children's Place	14	2	16	1.0%
Amazon.com, Inc.	Whole Foods	2	—	2	0.9%
Total Top 20 Tenants		389	69	458	38.4%
Total Leases		1,532	345	1,877	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.

(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of March 31, 2018.

Pennsylvania Real Estate Investment Trust
Lease Expirations as of March 31, 2018
(dollars in thousands except psf amounts)

Non-Anchors (1)
		Gross Leasable Area		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2017 and Prior	96	301,385	3.6%	$15,028	$13,452	4.5%	$49.86
2018	137	308,163	3.7%	15,886	14,260	4.8%	51.55
2019	287	1,099,288	13.1%	45,243	40,767	13.7%	41.16
2020	248	1,101,819	13.1%	39,105	33,973	11.4%	35.49
2021	189	902,843	10.7%	33,201	27,978	9.4%	36.77
2022	161	495,261	5.9%	26,130	22,445	7.6%	52.76
2023	145	898,607	10.7%	32,865	29,333	9.9%	36.57
2024	123	509,793	6.1%	27,456	25,519	8.6%	53.86
2025	161	717,194	8.5%	35,010	28,913	9.7%	48.82
2026	119	581,535	6.9%	25,231	20,359	6.8%	43.39
2027	107	668,453	7.9%	21,816	20,137	6.8%	32.64
Thereafter	60	825,986	9.8%	21,034	20,144	6.8%	25.47
Total/Average	1,833	8,410,327	100.0%	$338,005	$297,280	100.0%	$40.19

Anchors (1)
		Gross Leasable Area		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring (4)	Expiring GLA	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2018(5)	1	117,477	2.2%	$521	$521	1.9%	$4.43
2019	6	792,772	14.7%	2,516	2,516	9.4%	3.17
2020	6	675,699	12.5%	3,149	3,149	11.7%	4.66
2021	8	791,412	14.7%	5,059	3,851	14.3%	6.39
2022	8	1,174,834	21.8%	4,402	4,050	15.1%	3.75
2023	3	348,592	6.5%	1,817	1,817	6.8%	5.21
2024	1	135,186	2.5%	790	790	2.9%	5.84
2025	2	390,245	7.2%	1,180	1,180	4.4%	3.02
2026	1	58,371	1.1%	803	803	3.0%	13.76
2027(6)	1	155,392	2.9%	465	465	1.7%	2.99
Thereafter	7	758,026	14.0%	7,766	7,766	28.9%	10.25
Total/Average	44	5,398,006	100.0%	$28,468	$26,908	100.0%	$5.27

(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.

(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The aggregate GLA of these tenants is 451,063 square feet.

(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

(4)	Accounts for all contiguous anchor space as one lease.

(5)	Information includes one Sears location that is expected to close in 2018.

(6)	Information includes one Bon-Ton location that is expected to close in 2018.

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor		Anchor Stores Not Owned			Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
Malls
Capital City Mall	Camp Hill, PA	JCPenney	2020	102,825	Macy's	120,000	62,912	175,374	31,875	604,965
		Dick's Sporting Goods	2028	61,677
		Field and Stream	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	231,481	436,525	29,047	1,313,938
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2019	80,983	BJ's Wholesale Club	117,889	201,085	142,228	27,002	950,986
		The Home Depot	2019	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2019				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2019	100,020	Macy's	140,000	117,955	142,228	18,667	672,298
		Sears	2021	108,440
		AMC Theaters	2026				44,988
Exton Square Mall(1)	Exton, PA	Boscov's	2019	178,000	Macy's	181,200	58,269	229,049	142,300	1,046,490
		Sears	2019	144,301
		Round 1	2026	58,371
		Whole Foods	2037				55,000
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	163,229	39,508	754,259
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			123,079	120,847	8,813	494,854
		JCPenney	2020	51,812
		Sears	2021	117,793

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor		Anchor Stores Not Owned			Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	179,478	351,740	54,339	1,169,543
		Macy's	2022	212,000

Magnolia Mall	Florence, SC	Belk	2021	115,793			54,310	150,599	26,751	574,303
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Lord & Taylor	121,200	32,504	190,230	62,397	872,530
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	223,989	13,959	717,662
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			164,449	203,104	67,991	737,128
		Whole Foods	2029	65,155
		AMC Theaters	2027				48,000
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	196,252	5,878	610,606
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	309,319	77,447	1,373,992
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor		Anchor Stores Not Owned			Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			167,271	215,734	58,643	921,267
		Macy's	2023	195,655
		Target	2024	135,186
Valley Mall(2)	Hagerstown, MD			—		—	95,023	226,869	137,599	793,405
		JCPenney	2019	157,455	Vacant	123,400
		Regal Cinemas	2028				53,059
Valley View Mall	La Crosse, WI	JCPenney	2020	96,357	Vacant	41,344	53,368	154,936	23,836	628,093
		Herberger's(3)	2033	100,000	Sears	113,252
		Dick's Sporting Goods	2025				45,000
Viewmont Mall	Scranton, PA	JCPenney	2020	193,112	Macy's	139,801	76,053	158,275	9,408	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577

Willow Grove Park	Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	88,284	246,461	37,544	1,050,742
		Nordstrom Rack	2022	40,332	Sears	175,584

Woodland Mall	Grand Rapids, MI				JCPenney	254,905	163,474	241,068	15,796	832,559
					Macy's	157,316
Wyoming Valley Mall	Wilkes-Barre, PA	Bon-Ton(3)	2027	155,392			47,986	169,301	22,856	832,253
		JCPenney	2022	172,860
		Macy's	2020	146,381
		Sears(4)	2018	117,477
Total Malls				5,326,201		3,966,320	2,989,565	4,447,357	911,656	17,641,099

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2018

		Landlord Owned Anchors/Large Format Non Anchor		Anchor Stores Not Owned			Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
Other Retail Properties
Gloucester Premium Outlets	Blackwood, NJ	—		—			37,303	272,220	60,387	369,910
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2021	67,185	Lowe's	163,215	287,711	56,292	—	778,190
					Target	137,514
		Dick's Sporting Goods	2020				41,593
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	282,733	54,141	11,028	704,526
					The Home Depot	130,751
		Dick's Sporting Goods	2021				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	215,790	15,207	32,296	462,883
					Weis Market	65,032
Wyoming Valley Center	Wilkes-Barre, PA						28,400	4,018	44,862	77,280
Total Other Retail Properties				126,805		747,942	967,591	401,878	148,573	2,392,789

Total Portfolio				5,453,006		4,714,262	3,957,156	4,849,235	1,060,229	20,033,888

(1) Vacant GLA includes 59,629 square feet from former JCPenney store which closed in the second quarter of 2015.
(2) Bon-Ton has closed and will be replaced with Belk in 2018.
(3) Pursuant to its bankruptcy proceedings and resultant liquidation plans, tenant is expected to close its store in 2018.
(4) Sears has announced it will close its store in August.

Pennsylvania Real Estate Investment Trust
Anchor Replacement Summary
March 31, 2018

	Former Anchors				Replacement Tenant(s)
Property	Name	GLA '000's	Date Closed	Date Decommissioned	Name	GLA '000's	Actual/Targeted Occupancy Date
Completed:
Exton Square Mall	K-mart	96	Q1 16	Q2 16	Whole Foods	55	Q1 18
In process:
Magnolia Mall	Sears	91	Q1 17	Q2 17	Burlington	46	Q3 17
					HomeGoods	22	Q2 18
					Five Below	8	Q2 18
Valley Mall	Macy's	120	Q1 16	n/a	One Life Fitness Tilt Studio	70 48	Q4 18 Q4 18
	BonTon	123	Q1 18	n/a	Belk	123	Q4 18
Moorestown Mall	Macy's	200	Q1 17	n/a	Sierra Trading Post	19	Q1 19
					HomeSense	28	Q3 18
					Grocer and other tenant	32	Q4 18
Woodland Mall	Sears	313	Q2 17	Q2 17	Von Maur	86	Q4 19
					Restaurants and small shop space	TBD	Q4 19
Willow Grove Park	JC Penney	125	Q3 17	n/a	Movie theater and entertainment	49	Q3 19
					Restaurant and entertainment space	TBD	Q3 19
Pending:
Plymouth Meeting Mall	Macy's (1)	215	Q1 17	n/a	Various large format tenants	153	Q4 19

(1)	Property is third party owned and is subject to a ground lease dated June 23, 2017.

Pennsylvania Real Estate Investment Trust
Condensed Balance Sheet
(in thousands)

	March 31, 2018	December 31, 2017
ASSETS
Investments in real estate, at cost
Operating properties	$3,193,444	$3,180,212
Construction in progress	113,015	113,609
Land held for development	5,881	5,881
Total investments in real estate	3,312,340	3,299,702
Accumulated depreciation	(1,141,914)	(1,111,007)
Net investments in real estate	2,170,426	2,188,695
Investments in partnerships, at equity	90,188	216,823
Other assets:
Cash and cash equivalents	89,213	15,348
Rent and other receivables (1)	35,671	38,166
Intangible assets, net	17,015	17,693
Deferred costs and other assets, net	114,332	112,046
Total assets	$2,516,845	$2,588,771
LIABILITIES AND EQUITY
Liabilities:
Mortgage loans, net	$1,062,070	$1,056,084
Term Loans, net	547,949	547,758
Revolving Facility	—	53,000
Tenants’ deposits and deferred rent	13,345	11,446
Distributions in excess of partnership investments	96,895	97,868
Fair value of derivative instruments	—	20
Other liabilities	55,822	61,604
Total liabilities	1,776,081	1,827,780
Equity:
Total equity	740,764	760,991
Total liabilities and equity	$2,516,845	$2,588,771

(1)	Total includes straight line rent receivables of $26.2 million as of March 31, 2018 and $25.4 million as of December 31, 2017.

Pennsylvania Real Estate Investment Trust
Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)
(in thousands)

	As of March 31, 2018	As of December 31, 2017
ASSETS:
Investments in real estate, at cost:
Operating properties	$271,230	$288,481
Construction in progress	166,744	152,478
Total investments in real estate	437,974	440,959
Accumulated depreciation	(100,540)	(101,701)
Net investments in real estate	337,434	339,258
Cash and cash equivalents	12,185	12,186
Deferred costs and other assets, net	15,035	15,839
Total assets	364,654	367,283
LIABILITIES:
Mortgage loans, net	234,293	234,798
FDP Term Loan, net	123,759	—
Other liabilities	13,309	13,530
Total liabilities	371,361	248,328
Net investment	$(6,707)	$118,955
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$90,188	$216,823
Distributions in excess of partnership investments	(96,895)	(97,868)
Net investment	$(6,707)	$118,955

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust
Investment in Real Estate - Consolidated Properties
(in thousands)

	March 31, 2018				December 31, 2017
	Operating Properties and Land Held for Development	CIP	Accumulated Depreciation	Net Real Estate	Operating Properties and Land Held for Development	CIP	Accumulated Depreciation	Net Real Estate
Malls
Capital City Mall	$123,619	$4,482	$44,465	$83,636	$123,452	$3,601	$43,437	$83,616
Cherry Hill Mall	480,117	—	235,032	245,085	479,603	20	229,299	250,324
Cumberland Mall	82,518	—	26,258	56,260	82,485	—	25,478	57,007
Dartmouth Mall	76,529	—	38,029	38,500	76,125	137	37,209	39,053
Exton Square Mall	188,032	31	55,120	132,943	187,901	12	53,683	134,230
Francis Scott Key Mall	100,005	—	38,676	61,329	96,013	3,844	37,827	62,030
Jacksonville Mall	87,923	—	36,778	51,145	87,535	—	35,988	51,547
Magnolia Mall	96,023	4,896	45,014	55,905	95,738	2,368	44,339	53,767
Moorestown Mall	151,865	10,554	61,169	101,250	151,836	10,075	58,869	103,042
Patrick Henry Mall	154,109	—	66,193	87,916	154,098	—	65,052	89,046
Plymouth Meeting Mall	192,252	1,011	83,681	109,582	192,008	1,007	81,344	111,671
The Mall at Prince Georges	114,538	16,423	55,464	75,497	113,102	14,372	54,591	72,883
Springfield Town Center	491,170	—	40,026	451,144	491,010	—	36,204	454,806
Valley Mall	117,571	8,215	45,058	80,728	112,853	11,792	43,131	81,514
Valley View Mall	54,596	—	10,659	43,937	54,542	11	10,108	44,445
Viewmont Mall	119,585	—	41,766	77,819	119,390	68	40,593	78,865
Willow Grove Park	244,291	346	98,938	145,699	243,965	200	96,756	147,409
Woodland Mall	200,062	35,110	70,787	164,385	199,789	34,138	69,121	164,806
Wyoming Valley Mall	118,639	—	48,801	69,838	118,767	10	47,978	70,799
Total Malls	3,193,444	81,068	1,141,914	2,132,598	3,180,212	81,655	1,111,007	2,150,860
Other Properties
Springhills	—	17,947	—	17,947	—	17,954	—	17,954
White Clay Point	—	14,000	—	14,000	—	14,000	—	14,000
Land held for development	5,881	—	—	5,881	5,881	—	—	5,881
Total Other Properties	5,881	31,947	—	37,828	5,881	31,954	—	37,835
Total Investment in Real Estate	$3,199,325	$113,015	$1,141,914	$2,170,426	$3,186,093	$113,609	$1,111,007	$2,188,695

Pennsylvania Real Estate Investment Trust
Investment in Real Estate - Equity Method Investments at Ownership Share
(in thousands)

	March 31, 2018				December 31, 2017
	Operating Properties and Land Held for Development	CIP	Accumulated Depreciation	Net Real Estate	Operating Properties and Land Held for Development	CIP	Accumulated Depreciation	Net Real Estate
Unconsolidated Malls
Fashion District Philadelphia(1)	$46,460	$164,010	$5,412	$205,058	$63,484	$150,633	$6,997	$207,120
Lehigh Valley Mall	47,835	1,807	27,461	22,181	47,982	889	27,984	20,887
Springfield Mall	58,062	66	21,393	36,735	58,035	66	21,008	37,093
Total Unconsolidated Malls	152,357	165,883	54,266	263,974	169,501	151,588	55,989	265,100
Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,620	—	2,859	24,761	27,727	29	2,693	25,063
Metroplex Shopping Center	42,966	26	24,955	18,037	42,966	26	24,804	18,188
The Court at Oxford Valley	29,029	9	12,333	16,705	29,029	9	12,172	16,866
Red Rose Commons	12,912	42	3,758	9,196	12,912	42	3,691	9,263
Total Unconsolidated Other Retail Properties	112,527	77	43,905	68,699	112,634	106	43,360	69,380
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	2,369	4,761	6,346	784	2,352	4,778
TOTAL INVESTMENT IN REAL ESTATE	$271,230	$166,744	$100,540	$337,434	$288,481	$152,478	$101,701	$339,258
(1)CIP includes $41.0 million of existing building shell that was reclassified from operating properties.

Pennsylvania Real Estate Investment Trust
Property Redevelopment Table as of March 31, 2018

NAME OF PROJECT LOCATION	PREIT's PROJECTED SHARE OF COST (1)	TOTAL PROJECT COST (1)	PREIT'S INVESTMENT TO DATE	TARGETED RETURN ON INCREMENTAL INVESTMENT	CONSTRUCTION START DATE	EXPECTED CON- STRUCTION COMPLETION	STABILIZATION YEAR
	(in millions)	(in millions)	(in millions)

Fashion District Philadelphia (2) Philadelphia, PA	$152.5-182.5	$305-365	$146.2	8-9%	2016	2018	2020
-Complete overhaul of the former Gallery at Market East, spanning three city blocks in downtown Philadelphia. Project will offer a fusion of luxury and moderate outlet shops, flagship retail, destination dining, and entertainment experiences.

Woodland Mall Grand Rapids, MI	$84-85	$84-85	$35.1	5-6%	2017	2019	2020
-Upgrade of existing tenant mix inclusive of 90,000 square foot Von Maur, along with an array of high-quality retail in enclosed small shop space and quality polished casual restaurants, will join the roster, replacing a Sears store, in 2019.

The Mall at Prince Georges Hyattsville, MD	$34-35	$34-35	$17.0	8-9%	2016	2018	2019
-Cosmetic refresh complemented by complete remerchandising including addition of H&M, DSW, and ULTA Beauty in addition to streetscape quick service restaurant additions Chipotle, Mezeh Mediteranean Grill, and Five Guys.

Anchor replacements:

Capital City Mall Camp Hill, PA	$30-31	$30-31	$20.8	7-10%	2017	2018	2019
-58,000 square foot Dick’s Sporting Goods replaced Sears along with Fine Wine & Good Spirits, Sears Appliance, and additional small shop tenants and outparcels. Dave & Buster's opening fall 2018.

Moorestown Mall Moorestown, NJ	$41-42	$41-42	$10.6	9-10%	2018	2019	2020
-Sierra Trading Post, HomeSense, grocer, and other tenants to replace former Macy's.

Magnolia Mall Florence, SC	$15-19	$15-19	$10.3	7-9%	2017	2018	2019
-60,000 square foot, first-to-market Burlington replaced Sears in 2017, with HomeGoods and Five Below completing occupancy of the box in 2018.

Valley Mall Hagerstown, MD	$26-27	$26-27	$8.2	7-8%	2018	2019	2020
-Belk, Onelife Fitness, and Tilt Studio replacing former Bon-Ton and Macy's.

(1) PREIT's projected share of costs is net of any expected tenant reimbursements, parcel sales, tax credits or other incentives.
(2) Total Project Costs are net of $25.0 million of approved public financing grants that will be a reduction of costs.

Pennsylvania Real Estate Investment Trust
Capital Expenditures
(in thousands)

	Quarter Ended March 31, 2018
	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$8,919	$14,352	$23,271
Tenant allowances	1,650	17	1,667
Recurring capital expenditures:
CAM expenditures	1,992	28	2,020
Non-CAM expenditures	165	5	170
Total recurring capital expenditures	2,157	33	2,190
Total	$12,726	$14,402	$27,128

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust
Debt Analysis as of March 31, 2018
(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$1,055,608	53.4%	$10,185	0.5%	$1,065,793	53.9%
Unconsolidated mortgage loans payable (3)	210,581	10.7%	24,783	1.3%	235,364	12.0%
Consolidated Term Loans (4)	500,000	25.3%	50,000	2.5%	550,000	27.8%
Unconsolidated Term Loan (5)	—	—%	125,000	6.3%	125,000	6.3%
2013 Revolving Facility (6)	—	—%	—	—%	—	—%
TOTAL OUTSTANDING DEBT	$1,766,189	89.4%	$209,968	10.6%	$1,976,157	100.0%
AVERAGE STATED INTEREST RATE	3.89%		3.67%		3.87%

(1)	Includes variable rate debt swapped to fixed rate debt.

(2)	Excludes deferred financing costs of $3,722.

(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $1,073.

(4)	Excludes deferred financing costs of $2,051.

(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,241.

(6)	There were no amounts outstanding under our 2013 Revolving Facility as of March 31, 2018.

		Average Debt Balance
		Mortgage Debt	2013 Revolving Facility	Term Loans	Total
Beginning Balance	12/31/2017	$1,295,112	$53,000	$550,000	$1,898,112
FDP(1) Term Loan borrowing		—	—	125,000	125,000
Pavilion East Associates borrowing, net		57	—	—	57
Viewmont Mall borrowing		10,185	—	—	10,185
Gloucester Premium Outlets repayment		(20,981)	—	—	(20,981)
Gloucester Premium Outlets borrowing		21,500	—	—	21,500
Mortgage loan amortization, including our share of debt equity method investees		(4,716)	—	—	(4,716)
2013 Revolving Facility, net of repayments		—	(53,000)	—	(53,000)
Ending Balance	3/31/2018	$1,301,157	$—	$675,000	$1,976,157
Weighted Average Balance		$1,298,367	$12,956	$626,944	$1,938,719

(1)	Fashion District Philadelphia.

	Debt Maturities (1)
Year	Scheduled Amortization	Def Fin Cost Amort Mortgages	Mortgage Balance at Initial Maturity Date	2013 Revolving Facility	Term Loans	Def Fin Cost Amort Term Loans	Total Debt
2018	$17,661	$(845)	$—	$—	$—	$(767)	$16,049
2019	23,724	(1,121)	—	—	150,000	(847)	171,756
2020	24,178	(1,088)	27,161	—	150,000	(757)	199,494
2021	24,767	(712)	229,955	—	250,000	(648)	503,362
2022	18,100	(370)	432,204	—	—	(258)	449,676
Thereafter	32,426	(659)	470,981	—	125,000	(15)	627,733
	$140,856	$(4,795)	$1,160,301	$—	$675,000	$(3,292)	$1,968,070

(1)
The weighted average period to mortgage loan maturity is 5.23 years, excluding extension options. Includes 100% of mortgage loan debt from consolidated properties and our share of mortgage and term loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2020	$28,476	5.95%
2021	238,183	3.67%
2022	474,931	4.25%
Thereafter	559,567	4.28%
Total	$1,301,157	4.19%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust
Debt Schedule as of March 31, 2018
(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$28,476	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (2)	57,000	3.73%	2,126	57,000	Mar 2021	Mar 2021
Woodland Mall (2)	126,780	3.02%	5,503	121,600	Apr 2021	Apr 2021
Red Rose Commons (1)	13,370	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (1)	27,565	5.56%	2,058	25,782	July 2021	July 2021
Capital City Mall	59,771	5.30%	4,379	54,715	Mar 2022	Mar 2022
Cumberland Mall	44,958	4.40%	3,433	38,157	Aug 2022	Aug 2022
Cherry Hill Mall	280,233	3.90%	16,980	251,120	Sept 2022	Sept 2022
Francis Scott Key Mall (2)	68,469	5.01%	3,428	66,712	Jan 2022	Jan 2023
Dartmouth Mall	60,885	3.97%	3,825	53,300	Apr 2023	Apr 2023
Metroplex Shopping Center (1)	38,989	5.00%	2,818	33,502	Oct 2023	Oct 2023
Wyoming Valley Mall	74,666	5.17%	5,123	66,747	Dec 2023	Dec 2023
Patrick Henry Mall	91,965	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (1)	31,230	4.45%	1,964	26,298	Oct 2025	Oct 2025
Willow Grove Park	162,405	3.88%	9,599	133,754	Oct 2025	Oct 2025
Lehigh Valley Mall (1)	99,427	4.06%	5,768	79,789	Nov 2027	Nov 2027
Total Fixed Rate Mortgage Loans	$1,266,189	4.21%	$76,020	$1,125,607
Variable Rate Mortgage Loans
Pavilion East Associates (1)	$3,283	4.60%	$251	$3,009	Feb 2021	Feb 2021
Viewmont Mall	10,185	4.01%	409	10,185	Mar 2021	Mar 2021
Gloucester Premium Outlets (1)	21,500	3.17%	680	21,500	Mar 2022	Mar 2023
Total Variable Rate Mortgage Loans	$34,968	3.55%	$1,340	$34,694
Total Mortgage Loans	$1,301,157	4.19%	$77,360	$1,160,301
CONSOLIDATED MORTGAGE LOANS	$1,065,792	4.14%	$62,843	$958,042
CONSOLIDATED DEFERRED FINANCING FEES	(3,722)	N/A	N/A	N/A
UNCONSOLIDATED MORTGAGE LOANS	235,365	4.43%	14,517	202,259
UNCONSOLIDATED DEFERRED FINANCING FEES	(1,073)	N/A	N/A	N/A
2014 5 YEAR TERM LOAN (2)	150,000	3.10%	4,650	150,000	Jan 2019	Jan 2019
2014 7 YEAR TERM LOAN (2)	250,000	3.19%	7,975	250,000	Dec 2021	Dec 2021
2015 5 YEAR TERM LOAN FIXED (2)	100,000	2.83%	2,830	100,000	June 2020	June 2020
2015 5 YEAR TERM LOAN VARIABLE	50,000	3.26%	1,630	50,000	June 2020	June 2020
UNCONSOLIDATED FDP TERM LOAN (1)	125,000	3.86%	4,825	125,000	Jan 2023	Jan 2023
TERM LOAN DEFERRED FINANCING FEES	(3,292)	N/A	N/A	N/A
2013 REVOLVING FACILITY (3)	—	—%	—	—	June 2018	June 2020
Total	$1,968,070	3.87%	$99,270	$1,835,301
AMORTIZATION OF DEFERRED FINANCING FEES	—	0.16%	—	—
EFFECTIVE INTEREST RATE	$1,968,070	4.03%	$99,270	$1,835,301

(1)	Includes our share of debt of equity method investees, based on our ownership percentage..

(2)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

(3)	There were no amounts outstanding under our 2013 Revolving Facility as of March 31, 2018.

Pennsylvania Real Estate Investment Trust
Selected Debt Ratios (1)

March 31, 2018
Consolidated Liabilities to Gross Asset Value	51.68%
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 60%
Secured Indebtedness to Gross Asset Value	35.82%
Secured indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	1.83
Adjusted EBITDA may not be less than 1.50 to 1.00
Unencumbered Adjusted NOI to Unsecured Interest Expense	4.63
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	15.11%
The ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 11%

(1)
The 2013 Revolving Facility agreement dated as of April 17, 2013, as amended, the 2014 Term Loan agreements dated as of June 30, 2016 and January 8, 2014, and the 2015 Term Loan agreement dated June 26, 2015 contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios. All capitalized terms used on this page have the meanings ascribed to such terms in the 2013 Revolving Facility, 2014 Term Loans, and 2015 Term Loan. In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the 2013 Revolving Facility, 2014 Term Loans and 2015 Term Loan with which the Company must comply, all of which are described in the Company’s 2017 Annual Report on Form 10-K dated February 16, 2018.

Pennsylvania Real Estate Investment Trust
Forward Looking Statements

This Quarterly Supplemental and Operating Information contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;

•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;

•	our ability to maintain and increase property occupancy, sales and rental rates;

•	increases in operating costs that cannot be passed on to tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and

•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2017 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.